UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2021

GRAF ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1790 Hughes Landing Blvd., Suite 400

The Woodlands, Texas 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (346) 442-0819

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock and one-fifth of one redeemable warrant	GFOR.U	The New York Stock Exchange

Common stock, par value $0.0001 per share	GFOR	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	GFOR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 9, 2021 Graf Acquisition Corp. IV (the “Company”) announced that, commencing on or about July 12, 2021, the holders of the Company’s units (the “Units”) may elect to separately trade the shares of the common stock, par value $0.0001 per share (the “Common Stock”), and redeemable warrants included in the Units (the “Warrants”). Each Unit consists of one share of Common Stock and one-fifth of a Warrant to purchase one share of Common Stock. The Common Stock and Warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the symbols “GFOR” and “GFOR WS”, respectively. Units that are not separated will continue to trade on NYSE under the symbol “GFOR.U”. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 9, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2021

GRAF ACQUISITION CORP. IV

By:	/s/ James A. Graf
Name: James A. Graf
Title: Chief Executive Officer